                                                                      EXHIBIT 11
                          WEINGARTEN REALTY INVESTORS
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (Amounts in thousands, except per share amounts)


                                                                          Three Months Ended     Nine Months Ended
                                                                             September 30,         September 30,
                                                                           -----------------     ------------------
                                                                             1994     1993         1994       1993
                                                                           -------   -------     -------    -------
SIMPLE EARNINGS PER SHARE:
    Weighted Average Common Shares Outstanding  . . . . . . . . . . . .     26,347    25,263       26,130    23,618
                                                                           =======   =======     ========   =======
           Simple Earnings Per share  . . . . . . . . . . . . . . . . .    $   .45   $   .37     $   1.25   $  1.09
                                                                           =======   =======     ========   =======

PRIMARY EARNINGS PER SHARE (NOTE A):
    Weighted Average Common Shares Outstanding  . . . . . . . . . . . .     26,347    25,263       26,130   23,618
    Shares Issuable from Assumed Conversion of
      Common Share Options Granted and Outstanding  . . . . . . . . . .        106        87         107        77
                                                                           -------   -------     -------   -------
    Weighted Average Common Shares Outstanding,
      as Adjusted   . . . . . . . . . . . . . . . . . . . . . . . . . .     26,453    25,350      26,237    23,695
                                                                           =======   =======     =======   =======
           Primary Earnings Per Share . . . . . . . . . . . . . . . . .    $   .45   $   .37     $  1.25   $  1.08
                                                                           =======   =======     =======   =======

FULLY DILUTED EARNINGS PER SHARE
    (Note A - 1994) (Note B - 1993):
    Weighted Average Common Shares Outstanding  . . . . . . . . . . . .     26,347    25,263      26,130    23,618
    Shares Issuable from Assumed Conversion of:
      Common Share Options Granted and Outstanding  . . . . . . . . . .        106        90         107        90
      Convertible Debentures  . . . . . . . . . . . . . . . . . . . . .                  700                 1,549
                                                                           -------   -------     -------    ------
    Weighted Average Common Shares Outstanding, as
      Adjusted  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26,453    26,053      26,237    25,257
                                                                           =======   =======     =======    ======
           Fully Diluted Earnings Per Share . . . . . . . . . . . . . .    $   .45   $   .38     $  1.25   $  1.14
                                                                           =======   =======     =======   =======

EARNINGS FOR SIMPLE, PRIMARY AND FULLY DILUTED
    COMPUTATION:
    Earnings (Simple and Primary Earnings Per
      Share Computation)  . . . . . . . . . . . . . . . . . . . . . . .    $11,873   $ 9,470     $32,680   $25,663
    Interest on Convertible Debentures  . . . . . . . . . . . . . . . .                  543                 3,120
                                                                           -------   -------     -------   -------

    Earnings (Fully Diluted Earnings Per Share Computation)   . . . . .    $11,873   $10,013     $32,680   $28,783
                                                                           =======   =======     =======   =======
- ---------------------------------

Note A: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

Note B: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.